Exhibit 99.1

722 Columbia Avenue

Franklin, Tennessee 37064

For Immediate Release

Contact: Aimee Punessen, (615) 236-8329

aimee.punessen@franklinsynergy.com

Franklin Financial Network Reports Double-Digit Annualized Growth in Loans and Deposits in Second Quarter 2015

Franklin, Tenn., July 28, 2015 – Franklin Financial Network, Inc., (NYSE:FSB) the parent company of Franklin Synergy Bank (the “Bank”), today reported consolidated net income of $3.1 million for the second quarter of 2015, a 54.0% increase compared to $2.0 million for the second quarter of 2014. Basic earnings per common share for the quarter ending June 30, 2015 totaled $0.30, a 26.8% decrease compared to $0.41 for the same period in 2014.

For the six months ended June 30, 2015, consolidated net income was $6.3 million, an increase of 75.8% over $3.6 million for the same period in 2014. Basic earnings per common share for the six months ending June 30, 2015 totaled $0.67, a 6.9% decrease compared to $0.72 for the same period in 2014.

On a fully diluted basis, earnings per share were $0.28 for the quarter ended June 30, 2015, compared to fully diluted earnings per share of $0.40 for the quarter ended June 30, 2014, a decrease of 30.0%. On a fully diluted basis, earnings per share were $0.64 for the six months ended June 30, 2015, compared to fully diluted earnings per share of $0.70 for the six months ended June 30, 2014, a decrease of 8.6%.

The disparity between growth in net income and lower earnings per share is the result of the addition of 2.64 million shares of common stock issued through the Company’s Initial Public Offering (IPO) in March 2015. The second quarter was the first full quarter to reflect the impact of the additional shares.

“Franklin Financial Network, Inc. posted a solid twenty-sixth consecutive profitable quarter, with our growth momentum accelerating,” stated Richard Herrington, Chairman and Chief Executive Officer. “While earnings were slightly lower than planned due to our investment in a new healthcare banking team, we expect this strategic building block to quickly produce significant gains in this new line of business.”

“Organic loan growth continues to exceed expectations; our annualized growth rate in loans, including loans held for sale, since December 31, 2014 is 43%,” Herrington added. “In spite of this growth rate, asset quality continues to remain very strong, with non-performing assets holding steady at 0.1% at both December 31, 2014 and June 30, 2015. Our plan continues to build and deliver long-term sustainable value for our shareholders.”

Selected highlights for the second quarter of 2015 include:

•	The Company added an experienced healthcare banking team, expanding the Bank’s reach into the local and national healthcare markets.

•	The Company received $55 million in capital on the final day of the first quarter of 2015, related to its initial public offering, issuing 2.64 million shares of common stock. Late in the second quarter, the Company initiated a leverage program by purchasing securities to properly utilize the capital raised during the IPO.

•	The quarter marks a full year of results that include the addition of five branches and the associated personnel in Rutherford County through the MidSouth Bank acquisition in July of 2014.

•	The mortgage segment remained strong with mortgage banking revenues for the six months ended June 30, 2015 of $3.1 million, up by $759 thousand, or 32.3%, over the same period in 2014.

Second Quarter 2015 Results of Franklin Financial Network, Inc.

Balance Sheet Growth and Asset Quality

•	Loans, including loans held for sale, at June 30, 2015 totaled $979.0 million, an increase of $477.4 million from June 30, 2014, a year-over-year growth rate of 95.2%. Loan growth, including loans held for sale, during the six months ended June 30, 2015 was $173.4 million, or 21.5%, when compared with $805.7 million at December 31, 2014. The majority of the loan growth was in two categories: commercial and industrial lending and construction lending, which grew $68.2 million and $54.4 million, respectively.

•	Investment securities available for sale grew $239.5 million, or 60.5%, during the first six months of 2015, to $635.2 million. This growth is attributable to the leverage program that was initiated during the second quarter of 2015.

•	Deposits grew to $1.5 billion at June 30, 2015 versus $747.3 million at June 30, 2014, a year-over-year growth rate of 99.6%. Deposits grew $319.8 million, or 27.3%, during the first six months of 2015 when compared with deposits of $1.2 billion at December 31, 2014.

•	At June 30, 2015, assets totaled $1.8 billion, compared to $872.1 million at June 30, 2014, an annual growth rate of 102.6%. Assets grew $410.9 million, or 30.3%, during the first six months of 2015 when compared with assets of $1.4 billion at December 31, 2014.

•	Non-performing assets decreased $712 thousand, or 61.7%, to $1.2 million from the December 31, 2014 total of $1.9 million due to sales of four foreclosed properties during the first six months of 2015. Non-performing assets as a percent of total assets were 0.1% at June 30, 2015 and at December 31, 2014. When compared with June 30, 2014, non-performing assets decreased approximately $1.5 million, or 55.0%. At June 30, 2014 non-performing assets were 0.3% of total assets.

Profitability

•	Net Interest income increased to $13.3 million for the quarter ended June 30, 2015, up from $7.3 million for the same period in 2014, an 81.4% increase. The net interest margin for the quarter ended June 30, 2015 increased to 3.51%, compared to 3.48% for the quarter ended June 30, 2014.

•	Net Interest income increased to $25.5 million for the six months ended June 30, 2015, up from $14.4 million for the same period in 2014, a 76.4% increase. The net interest margin for the six months ended June 30, 2015 increased to 3.57%, compared to 3.51% for the six months ended June 30, 2014. Earning asset growth, improved interest margins related to purchase accounting adjustments and decreased costs of funds related to deposits and borrowings drove the increase in net interest income for the quarter as well as the six-month period ended June 30, 2015.

•	The net interest margin for the quarter ended June 30, 2015 decreased to 3.51%, from 3.65% for the quarter ended March 31, 2015. The net interest margin decrease in second quarter 2015 from first quarter 2015 is primarily attributed to the change in asset mix as the Bank’s leverage program was initiated.

•	Noninterest income for the six months ended June 30, 2015, was $6.1 million, compared to $3.9 million for the six months ended June 30, 2014, an increase of 57.5%. Increased mortgage loan volume and improved margins on the loans sold accounted for $759 thousand of the increase in non-interest income when compared with the same period in 2014. The Company also experienced increases in gains from the sales of securities of $453 thousand and in other services charges and fees of $759 thousand.

Noninterest income for the second quarter decreased 11.3% from first quarter of 2015 noninterest income of $3.2 million primarily due to the decrease in gain on sale of securities of $306 thousand.

•	Noninterest expense for the quarter ended June 30, 2015 was $10.6 million, a 73.9% increase over the second quarter 2014 noninterest expense of $6.1 million. Noninterest expense for the six months ended June 30, 2015 was $20.2 million, a 74.5% increase over noninterest expense of $11.6 million for the same period in 2014.

Primary drivers of the increase in noninterest expense second quarter 2015 over second quarter 2014 as well as for the six months ended June 30, 2015 over the same period in 2014 include:

•	Salary and benefit increases associated with the addition of the healthcare banking team early in the second quarter, the addition of the Rutherford County personnel as part of the Company’s July 2014 acquisition of MidSouth Bank, and the commissions paid on the increased mortgage loan origination volume in 2015.

•	Salaries and employee benefits increased $2.3 million in the second quarter of 2015 compared to the second quarter of 2014, and $4.4 million for the six-month period ended June 30, 2015 compared to the same period in 2014.

•	One-time expenses associated with the Company’s IPO that were not fully absorbed during the first quarter of 2015 and insurance and professional fees associated with the Company’s status as a publicly traded company on the New York Stock Exchange.

•	The expansion of the Company’s Franklin headquarters, the relocation of two Williamson County branches, and the acquisition of five branch locations in Rutherford County.

•	Occupancy and equipment expense increased $690 thousand in the second quarter of 2015 compared to the second quarter of 2014 and $1.5 million for the six-month period ended June 30, 2015 compared to the same period in 2014.

•	Increases in the Company’s FDIC insurance and marketing expenses associated with the Company’s growth.

•	Provision for loan and lease losses for the quarter ended June 30, 2015 was $805 thousand versus $440 thousand for the quarter ended June 30, 2014, and $625 thousand for the first quarter of 2015, and for the six months ended June 30, 2015, provision for loan and lease losses was $1.4 million versus $825 thousand for the same period in 2014. The Company’s significant loan growth drove the increase in provision for loan and lease losses from 2014 to 2015.

“We continue to execute our plan in two of the most vibrant communities in Middle Tennessee,” stated Herrington. “We are attracting and retaining the best bankers in the market.”

Webcast and Conference Call Information

Franklin Financial Network, Inc. will host a webcast and conference call at 9:00 a.m. (CDT) on July 29, 2015 to discuss second quarter 2015 results. To access the call for audio only, please call 1-888-317-6016. For the presentation and streaming audio, please access the webcast on the Investor Relations page of Franklin Synergy Bank’s website at www.franklinsynergybank.com.

For those unable to participate in the webcast, it will be archived on the Investor Relations page of Franklin Synergy Bank’s website at www.franklinsynergybank.com for one year, with audio available for 90 days.

Founded in November 2007, Franklin Synergy Bank currently has six offices in Williamson County and five offices in Rutherford County. The Bank provides deposit and loan products, treasury management, wealth management, trust and financial planning services for consumers and businesses. Franklin Synergy earned its first profit after just five quarters of operation, and has been profitable since that time. The Bank’s assets and deposits both surpassed $1 billion in July 2014, just after the completion of the acquisition of Rutherford County’s MidSouth Bank. Loans surpassed $1 billion in July 2015.

Recent FDIC data shows that Franklin Synergy Bank is the deposit share market leader in Williamson County. The Bank is also the top deposit share bank in Franklin, Tennessee.

Additional information about Franklin Synergy Bank is available at the Bank’s website: www.franklinsynergybank.com.

This media release contains forward-looking statements. Such statements include, but are not limited to, projected sales, gross margin and net income figures, the availability of capital resources, and plans concerning products and market acceptance. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, could differ materially from those set forth in or contemplated by the forward-looking statements herein.

Future operating results of the corporation are impossible to predict, and no representation or warranty of any kind can be made respecting the present or future accuracy of such forward-looking statements or the ability of the corporation to meet its obligations, and no such representation or warranty is to be inferred.

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Franklin Financial Network, Inc.

FRANKLIN FINANCIAL NETWORK

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in thousands, except share data)	June 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
Cash and due from financial institutions	$43,163	$49,347
Certificates of deposit at other financial institutions	250	250
Securities available for sale	635,184	395,705
Securities held to maturity (fair value 2015—$46,885 and 2014—$53,741)	46,815	53,332
Loans held for sale, at fair value	16,842	18,462
Loans	962,191	787,188
Allowance for loan losses	(8,016)	(6,680)

Net loans	954,175	780,508

Restricted equity securities, at cost	7,685	5,349
Premises and equipment, net	9,584	9,664
Accrued interest receivable	4,886	3,545
Bank owned life insurance	21,938	11,664
Deferred tax asset	8,430	6,780
Buildings held for sale	—	4,080
Foreclosed assets	206	715
Servicing rights, net	3,298	3,053
Goodwill	9,124	9,124
Core deposit intangible, net	2,359	2,698
Other assets	2,813	1,551

Total assets	$1,766,752	$1,355,827

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Non-interest bearing	$166,848	$150,337
Interest bearing	1,325,138	1,021,896

Total deposits	1,491,986	1,172,233
Federal funds purchased and repurchase agreements	36,567	39,078
Federal Home Loan Bank advances	57,000	19,000
Accrued interest payable	578	421
Other liabilities	3,540	3,296

Total liabilities	1,589,671	1,234,028
Shareholders’ equity
Senior non-cumulative preferred stock, no par value, $10,000 liquidation value: Series A, 1,000,000 shares authorized; 10,000 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	10,000	10,000
Common stock, no par value; 20,000,000 and 10,000,000 shares authorized; 10,502,671 and 7,756,411 issued at June 30, 2015 and December 31, 2014, respectively	146,017	94,251
Retained earnings	21,588	15,372
Accumulated other comprehensive income	(524)	2,176

Total shareholders’ equity	177,081	121,799

Total liabilities and shareholders’ equity	$1,766,752	$1,355,827

FRANKLIN FINANCIAL NETWORK, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(Amounts in thousands, except per share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Interest income and dividends
Loans, including fees	$12,173	$6,380	$23,327	$12,298
Securities:
Taxable	2,957	2,234	5,622	4,537
Tax-Exempt	169	20	189	40
Dividends on restricted equity securities	83	51	150	91
Federal funds sold and other	31	14	51	32

Total interest income	15,413	8,699	29,339	16,998

Interest expense
Deposits	1,913	1,214	3,546	2,362
Federal funds purchased and repurchase agreements	92	57	163	84
Federal Home Loan Bank advances	81	80	146	109

Total interest expense	2,086	1,351	3,855	2,555

Net interest income	13,327	7,348	25,484	14,443
Provision for loan losses	805	440	1,430	825

Net interest income after provision for loan losses	12,522	6,908	24,054	13,618

Noninterest income
Service charges on deposit accounts	18	12	34	24
Other service charges and fees	690	313	1,308	549
Net gains on sale of loans	1,463	1,567	3,110	2,351
Loan servicing fees, net	60	88	103	100
Gain on sale of securities	109	63	524	71
Net gain (loss) on foreclosed assets	21	(2)	27	31
Other	490	389	960	725

Total noninterest income	2,851	2,430	6,066	3,851

Noninterest expense
Salaries and employee benefits	6,071	3,805	11,752	7,350
Occupancy and equipment	1,699	1,009	3,278	1,795
FDIC assessment expense	216	120	430	239
Marketing	198	135	418	246
Professional fees	507	279	866	633
Other	1,881	730	3,449	1,307

Total noninterest expense	10,572	6,078	20,193	11,570

Income before income tax expense	4,801	3,260	9,927	5,899
Income tax expense	1,667	1,225	3,661	2,335

Net income	3,134	2,035	6,266	3,564
Dividends paid on Series A preferred stock	(25)	(25)	(50)	(50)

Net income available to common shareholders	$3,109	$2,010	$6,216	$3,514

Earnings per share:
Basic	$0.30	$0.41	$0.67	$0.72
Diluted	0.28	0.40	0.64	0.70

FRANKLIN FINANCIAL NETWORK, INC.

AVERAGE BALANCES(7) — ANALYSIS OF YIELDS & RATES (UNAUDITED)

(Amounts in thousands, except percentages)

	Three Months Ended June 30,
	2015			2014
	Average Balance	Interest Inc / Exp	Average Yield / Rate	Average Balance	Interest Inc / Exp	Average Yield / Rate
ASSETS:
Loans(1)(6)	$909,705	$12,173	5.37%	$478,133	$6,380	5.35%
Securities available for sale(6)	512,152	2,790	2.19%	285,086	1,859	2.62%
Securities held to maturity	48,676	336	2.77%	59,619	395	2.66%
Certificates of deposit at other financial institutions	250	2	3.21%	—	—	0.00%
Federal funds sold and other(2)	53,299	112	0.84%	23,898	65	1.09%

TOTAL INTEREST EARNING ASSETS	$1,524,082	$15,413	4.06%	$846,736	$8,699	4.12%
Allowance for loan losses	(7,483)			(5,467)
All other assets	73,183			29,258

TOTAL ASSETS	$1,589,782			$870,527
LIABILITIES & SHAREHOLDERS’ EQUITY
Deposits:
Interest checking	$265,844	$261	0.39%	$173,628	$131	0.30%
Money market	443,085	630	0.57%	247,893	454	0.73%
Savings	33,471	38	0.46%	20,639	26	0.51%
Time deposits	402,335	984	0.98%	232,024	603	1.04%
Federal Home Loan Bank advances	48,165	81	0.67%	33,000	80	0.97%
Federal funds purchased and other(3)	53,832	92	0.69%	25,149	57	0.91%

TOTAL INTEREST BEARING LIABILITIES	$1,246,732	$2,086	0.67%	$732,333	$1,351	0.74%
Demand deposits	157,511			64,923
Other liabilities	5,937			2,113
Total shareholders’ equity	179,602			71,158

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,589,782			$870,527
NET INTEREST SPREAD(4)			3.39%			3.38%
NET INTEREST INCOME		$13,327			$7,348
NET INTEREST MARGIN(5)			3.51%			3.48%

(1)	Loan balances include both loans held in the Bank’s portfolio and mortgage loans held for sale and are net of deferred origination fees and costs. Non-accrual loans are included in total loan balances.
(2)	Includes federal funds sold, capital stock in the Federal Reserve Bank and Federal Home Loan Bank, and interest-bearing deposits at the Federal Reserve Bank and the Federal Home Loan Bank.
(3)	Includes repurchase agreements.
(4)	Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(5)	Represents net interest income (annualized) divided by total average earning assets.
(6)	Interest income and rates exclude the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis due to immateriality.
(7)	Averages balances are average daily balances.

	Six Months Ended June 30,
	2015			2014
	Average Balance	Interest Inc / Exp	Average Yield / Rate	Average Balance	Interest Inc / Exp	Average Yield / Rate
ASSETS:
Loans(1)(6)	$877,749	$23,327	5.36%	$461,948	$12,298	5.37%
Securities available for sale(6)	460,458	5,111	2.24%	280,876	3,787	2.72%
Securities held to maturity	50,584	700	2.79%	58,985	790	2.70%
Certificates of deposit at other financial institutions	250	3	2.42%	—	—	0.00%
Federal funds sold and other(2)	49,154	198	0.81%	26,829	123	0.92%

TOTAL INTEREST EARNING ASSETS	$1,438,195	$29,339	4.11%	$828,638	$16,998	4.14%
Allowance for loan losses	(7,262)			(5,265)
All other assets	71,276			29,585

TOTAL ASSETS	$1,502,209			$852,958
LIABILITIES & SHAREHOLDERS’ EQUITY
Deposits:
Interest checking	$283,398	$435	0.31%	$191,733	$297	0.31%
Money market	418,719	1,215	0.59%	242,942	$896	0.74%
Savings	32,051	73	0.46%	20,193	$51	0.51%
Time deposits	371,593	1,823	0.99%	218,050	$1,118	1.03%
Federal Home Loan Bank advances	35,718	146	0.82%	26,619	$109	0.83%
Federal funds purchased and other(3)	48,381	163	0.68%	19,193	$84	0.88%

TOTAL INTEREST BEARING LIABILITIES	$1,189,860	$3,855	0.65%	$718,730	$2,555	0.72%
Demand deposits	153,827			62,352
Other liabilities	5,919			2,322
Total shareholders’ equity	152,603			69,554

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,502,209			$852,958
NET INTEREST SPREAD(4)			3.46%			3.42%
NET INTEREST INCOME		$25,484			$14,443
NET INTEREST MARGIN(5)			3.57%			3.51%

(1)	Loan balances include both loans held in the Bank’s portfolio and mortgage loans held for sale and are net of deferred origination fees and costs. Non-accrual loans are included in total loan balances.
(2)	Includes federal funds sold, capital stock in the Federal Reserve Bank and Federal Home Loan Bank, and interest-bearing deposits at the Federal Reserve Bank and the Federal Home Loan Bank.
(3)	Includes repurchase agreements.
(4)	Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(5)	Represents net interest income (annualized) divided by total average earning assets.
(6)	Interest income and rates exclude the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis due to immateriality.
(7)	Averages balances are average daily balances.

FRANKLIN FINANCIAL NETWORK, INC.

SUMMARY QUARTERLY CONSOLIDATED FINANCIAL DATA (UNAUDITED)

(Amounts in thousands, except per share data and percentages)

	As of and for the three months ended
	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sept 30, 2014	Jun 30, 2014
Income Statement Data ($):
Interest income	15,413	13,926	13,742	12,692	8,699
Interest expense	2,086	1,769	1,619	1,565	1,351
Net interest income	13,327	12,157	12,123	11,127	7,348
Provision for loan losses	805	625	885	664	440
Noninterest income	2,851	3,215	2,926	3,274	2,430
Noninterest expense	10,572	9,621	9,863	10,389	6,078
Net Income before taxes	4,801	5,126	4,301	3,348	3,260
Income tax expense	1,667	1,994	1,466	1,333	1,225
Net income	3,134	3,132	2,835	2,015	2,035
Net income available to common shareholders	3,109	3,107	2,810	1,990	2,010
Earnings per share, basic	0.30	0.39	0.36	0.26	0.41
Earnings per share, diluted	0.28	0.37	0.34	0.25	0.40
Profitability (%)
Return on average assets	0.79	0.90	0.88	0.67	0.94
Return on average equity	7.00	10.14	9.40	7.02	11.47
Return on average tangible common equity	7.89	12.18	11.42	8.20	13.23
Efficiency ratio	65.35	62.59	65.54	72.14	62.16
Net Interest margin	3.51	3.65	3.97	3.86	3.48
Balance Sheet Data ($):
Loans (including HFS)	979,033	897,001	805,650	744,927	501,664
Loan loss reserve	8,016	7,308	6,680	5,883	5,771
Cash	43,413	48,580	49,347	36,657	26,054
Securities	681,999	507,170	449,037	403,043	322,607
Goodwill	9,124	9,124	9,124	9,121	157
Intangible assets	2,414	2,585	2,762	2,953	83
Assets	1,766,752	1,509,430	1,355,827	1,238,579	872,142
Deposits	1,491,986	1,271,602	1,172,233	1,051,558	747,324
Liabilities	1,589,671	1,330,889	1,234,028	1,122,125	797,943
Total equity	177,081	178,541	121,799	116,454	74,199
Common equity	167,081	168,541	111,799	106,454	64,199
Tangible Common equity	155,543	156,832	99,913	94,380	63,959
Asset Quality (%)
Nonperforming loans/ total loans	0.11	0.14	0.15	0.47	0.34
Nonperforming assets / total loans + OREO	0.13	0.19	0.24	0.70	0.58
Loan loss reserve / loans (excluding HFS)	0.83	0.84	0.85	0.82	1.19
Net charge-offs / average loans	0.04	0.00	0.04	0.30	(0.02)
Capital (%)
Tangible common equity to tangible assets	8.86	10.47	7.43	7.70	7.34
Leverage ratio(1)	10.29	11.41	8.57	8.83	8.39
Tier 1 common ratio(1)	12.21	14.01	10.51	11.17	11.10
Tier 1 risk-based capital ratio(1)	13.02	14.95	11.58	12.35	12.86
Total risk-based capital ratio(1)	13.66	15.64	12.30	13.05	13.88

(1)	Capital ratios for June 30, 2015 are estimates, since the Company’s quarterly regulatory reports have not yet been filed.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

Some of the financial data included in our selected historical consolidated financial information are not measures of financial performance recognized by GAAP. Our management uses these non-GAAP financial measures in its analysis of our performance:

•	“Common shareholders’ equity” is defined as total shareholders’ equity at end of period less the liquidation preference value of the preferred stock;

•	“Tangible common shareholders’ equity” is common shareholders’ equity less goodwill and other intangible assets;

•	“Total tangible assets” is defined as total assets less goodwill and other intangible assets;

•	“Other intangible assets” is defined as the sum of core deposit intangible and SBA servicing rights;

•	“Tangible book value per share” is defined as tangible common shareholders’ equity divided by total common shares outstanding. This measure is important to investors interested in changes from period-to-period in book value per share exclusive of changes in intangible assets;

•	“Tangible common shareholders’ equity ratio” is defined as the ratio of tangible common shareholders’ equity divided by total tangible assets. We believe that this measure is important to many investors in the marketplace who are interested in relative changes from period-to period in common equity and total assets, each exclusive of changes in intangible assets;

•	“Return on Average Tangible Common Equity” is defined as net income available to common shareholders divided by average tangible common shareholders’ equity;

•	“Efficiency ratio” is defined as noninterest expenses divided by our operating revenue, which is equal to net interest income plus noninterest income;

•	“Adjusted yield on loans” is our yield on loans after excluding loan accretion from our acquired loan portfolio. Our management uses this metric to better assess the impact of purchase accounting on our yield on loans, as the effect of loan discount accretion is expected to decrease as the acquired loans mature or roll off of our balance sheet;

•	“Net interest margin” is defined as annualized net interest income divided by average interest-earning assets for the period;

•	“Adjusted net interest margin” is net interest margin after excluding loan accretion from the acquired loan portfolio and premiums for acquired time deposits. Our management uses this metric to better assess the impact of purchase accounting on net interest margin, as the effect of loan discount accretion and accretion of net discounts and premiums related to deposits is expected to decrease as the acquired loans and deposits mature or roll off of our balance sheet.

We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that our non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies use. The following reconciliation table provides a more detailed analysis of these non-GAAP financial measures:

(Amounts in thousands, except share/ per share data and percentages)	As of or for the Three Months Ended
	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sept 30, 2014	Jun 30, 2014
Total shareholders’ equity	$177,081	$178,541	$121,799	$116,454	$74,199
Less: Preferred stock	10,000	10,000	10,000	10,000	10,000

Total common shareholders’ equity	167,081	168,541	111,799	106,454	64,199
Less: Goodwill and other intangible assets	11,538	11,709	11,886	12,074	240

Tangible common shareholders’ equity	$155,543	$156,832	$99,913	$94,380	$63,959
Common shares outstanding	10,502,671	10,465,930	7,756,411	7,739,644	4,915,907

Tangible book value per share	$14.81	$14.99	$12.88	$12.19	$13.01

Net income available to common shareholders	$3,109	$3,107	$2,810	$1,990	$2,010
Average tangible common equity	157,959	103,475	97,630	96,310	60,915

Return on average tangible common equity	7.89%	12.18%	11.42%	8.20%	13.23%

Efficiency Ratio:
Net interest income	$13,327	$12,157	$12,123	$11,127	$7,348
Noninterest income	2,851	3,215	2,926	3,274	2,430

Operating revenue	16,178	15,372	15,049	14,401	9,778
Expense
Total noninterest expense	10,572	9,621	9,863	10,389	6,078

Efficiency ratio	65.35%	62.59%	65.54%	72.14%	62.16%

Reported yield on loans	5.37%	5.35%	5.67%	5.92%	5.77%
Effect of accretion income on acquired loans	(0.32%)	(0.28%)	(0.36%)	(0.43%)	0.00%

Adjusted yield on loans	5.05%	5.07%	5.31%	5.49%	5.77%

Reported net interest margin	3.51%	3.65%	3.97%	3.86%	3.48%
Effect of accretion income on acquired loans	(0.19%)	(0.18%)	(0.23%)	(0.27%)	0.00%
Effect of premium amortization of acquired deposits	(0.01%)	(0.01%)	(0.02%)	(0.02%)	0.00%

Adjusted net interest margin	3.31%	3.46%	3.72%	3.57%	3.48%